Exhibit 99.1

Blue Apron Holdings, Inc. Reports First Quarter 2019 Results

Key Highlights:

•	Improved net loss 83% year-over-year to $5.3 million in the first quarter of 2019 from a loss of $31.7 million.
•	Achieved profitability on an adjusted EBITDA basis of $8.6 million in the first quarter of 2019, with an improvement of $25.8 million year-over-year from an adjusted EBITDA loss of $17.2 million.
•	Delivered operating cash flow of $5.1 million and free cash flow of $3.4 million in the first quarter of 2019.
•

Improved COGS 750 basis points year-over-year to a record performance of 58.3% as a percentage of net revenue in the first quarter of 2019, resulting from operational efficiencies created through enhanced fulfillment center processes.

•	Appointed Linda Findley Kozlowski as President and Chief Executive Officer in April 2019; Kozlowski most recently served as Chief Operating Officer of Etsy, Inc.

New York, NY – April 30, 2019 – Blue Apron Holdings, Inc. (NYSE: APRN) announced today financial results for the quarter ended March 31, 2019.

“I am thrilled to join Blue Apron as CEO and see significant opportunities ahead for the company as we deepen our relationship with customers to bring them more creativity, discovery and connection through cooking at home,” said Linda Kozlowski, Chief Executive Officer, Blue Apron. “Having achieved the important milestone of profitability on an adjusted EBITDA basis, positive operating cash flow, and set a company record for operational efficiency, we are now focused on leveraging this strong foundation as we build a strategy to reinvigorate the business for future sustainable growth.”

First Quarter 2019 Financial Results

•

Net revenue decreased 28% year-over-year to $141.9 million in the first quarter of 2019, compared to the first quarter of 2018 as the company deliberately reduced marketing spend while focusing on marketing efficiency and targeting high affinity consumers. Net revenue increased 1% quarter-over-quarter largely reflecting seasonal trends in the business.

•

Cost of goods sold, excluding depreciation and amortization (COGS), as a percentage of net revenue improved 750 basis points year-over-year from 65.8% to 58.3% and improved 250 basis points from the fourth quarter of 2018. These improvements, led by the company’s Linden facility, were primarily driven by efficiencies gained in labor, food, shipping and fulfillment packaging costs as a result of improved planning and process-driven strategies.

•

Marketing expense was $14.2 million, or 10.0% as a percentage of net revenue, in the first quarter of 2019,  compared to $39.3 million, or 20.0% as a percentage of net revenue, in the first quarter of 2018. This decrease is consistent with the company’s strategy to focus on marketing channels it believes to be the most efficient and consumers with high affinity and retention within its direct-to-consumer platform.

•

Product, technology, general, and administrative (PTG&A) costs decreased 21% year-over-year from $49.5 million in the first quarter of 2018 to $39.1 million in the first quarter of 2019, as the company remained focused on expense management and optimization of its cost structure.

•	Other operating expense was $0.2 million in the first quarter of 2019, representing employee-related expenses associated with the Arlington facility restructuring announced in January.
•

Net loss was $5.3 million, and diluted loss per share was $0.03, in the first quarter of 2019 based on 194.7 million weighted average common shares outstanding, compared to a net loss of $31.7 million, and diluted loss per share of $0.17, in the first quarter of 2018 based on 191.5 million weighted average common shares outstanding. Sequentially, net loss improved $18.4 million quarter-over-quarter from a net loss of $23.7 million in the fourth quarter of 2018.

•

Adjusted EBITDA improved $25.8 million year-over-year to a profit of $8.6 million in the first quarter of 2019, compared to a loss of $17.2 million in the first quarter of 2018, reflecting the company’s continued focus on expense management and operational efficiencies. Sequentially, adjusted EBITDA improved by $16.4 million quarter-over-quarter from a loss of $7.8 million in the fourth quarter of 2018.

Key Customer Metrics

•

Key customer metrics included in the chart below reflect the company’s deliberate marketing investments while progressing through the aforementioned strategy, as well as trends of the business and seasonality.

	Three Months Ended,
	March 31,	December 31,	March 31,
	2018	2018	2019
Orders (in thousands)	3,474	2,418	2,482
Customers (in thousands)	786	557	550
Average Order Value	$56.58	$58.12	$57.15
Orders per Customer	4.4	4.3	4.5
Average Revenue per Customer	$250	$252	$258

For a description of how Blue Apron defines and uses these key customer metrics, please see “Use of Key Customer Metrics” below.

Liquidity and Capital Resources

•	Cash and cash equivalents was $99.1 million as of March 31, 2019.
•

Cash from operating activities totaled $5.1 million for the first quarter of 2019 compared to cash used of $20.5 million in the prior year. The improvement in operating cash flow is driven by expense management and operational efficiencies.

•	Capital expenditures totaled $1.7 million for the first quarter of 2019. This represents a reduction of $3.3 million in capital expenditures from the first quarter of 2018.
•	Free cash flow totaled $3.4 million for the first quarter of 2019 compared to cash used of $25.5 million in the prior year driven by improved operating cash flow and reduced capital expenditures.

Conference Call and Webcast

Blue Apron will hold a conference call and webcast today at 8:30 a.m., Eastern Time to discuss its first quarter 2019 results and business outlook. The conference call can be accessed by dialing (877) 883-0383 or (412) 902-6506, utilizing the conference ID 6871758.  Alternatively, participants may access the live webcast on Blue Apron’s Investor Relations website at investors.blueapron.com.

A recording of the webcast will also be available on Blue Apron’s Investor Relations website at investors.blueapron.com following the conference call. Additionally, a replay of the conference call can be accessed until Tuesday, May 7, 2019 by dialing (877) 344-7529 or (412) 317-0088, utilizing the conference ID 10129338.

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet.  Blue Apron has developed an integrated ecosystem that enables the company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Forward-Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the company’s anticipated growth strategies, including its decision to prioritize customer segments within the direct-to-consumer business; risks resulting from the management transition, including but not limited to, loss of institutional knowledge and expertise; the company’s ability to execute on its multi-product, multi-channel growth strategy; the company’s ability to achieve the benefits associated with, and mitigate the risks resulting from, the company’s workforce reductions and transfer of production volume from its Arlington, Texas fulfillment center; its expectations regarding competition and its ability to effectively compete; its ability to expand its product offerings, strategic partnerships and distribution channels; its ability to cost-effectively attract new customers, retain existing customers and increase the number of customers it serves; its amount of indebtedness and ability to fulfill its debt-related obligations; its ability to comply with the covenants in its revolving credit facility; seasonal trends in customer behavior; its expectations regarding, and the stability of, its supply chain; the size and growth of the markets for its product offerings and its ability to serve those markets; federal and state legal and regulatory developments; other anticipated trends and challenges in its business; and other risks more fully described in the company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 25, 2019, the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 to be filed with the SEC, and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures,  adjusted EBITDA and free cash flow, that are not prepared in accordance with, nor an alternative to, financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly-titled measures presented by other companies.

The company defines adjusted EBITDA as net earnings (loss) before interest income (expense), net, other operating expense, other income (expense), net, benefit (provision) for income taxes and depreciation and amortization, adjusted to eliminate share-based compensation expense. The company presents adjusted EBITDA because it is a key measure used by the company’s management and board of directors to understand and evaluate the company’s operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the company believes that the exclusion of certain items in calculating adjusted EBITDA can produce a useful measure for period-to-period comparisons of the company’s business.  Further, Blue Apron uses adjusted EBITDA to evaluate its operating performance and trends and make planning decisions, and it believes that adjusted EBITDA helps identify underlying trends in its business that could otherwise be masked by the effect of the items that the company excludes. Accordingly, Blue Apron believes that adjusted EBITDA provides useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in its financial and operational decision-making.

There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable GAAP equivalent. Some of these limitations are:

•

adjusted EBITDA excludes share-based compensation expense, as share-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the company’s business and an important part of its compensation strategy;

•	adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future;
•	adjusted EBITDA excludes other operating expense, as other operating expense represents restructuring costs;
•	adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest, which reduces cash available to us;
•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us; and
•	other companies, including companies in the company’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The company defines free cash flow as net cash from (used in) operating activities less purchases of property and equipment. The company presents free cash flow because it is  used by the company’s management and board of directors as an indicator of the amount of cash the company generates or uses and to evaluate the company’s ability to satisfy current and future obligations and to fund future business opportunities. Accordingly, Blue Apron believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the company’s ability to satisfy its financial obligations and pursue business opportunities, and allowing for greater transparency with respect to a key financial metric used by its management in its financial and operational decision making.

There are a number of limitations related to the use of free cash flow rather than net cash from (used in) operating activities, which is the most directly comparable GAAP equivalent. Some of these limitations are:

•

free cash flow is not a measure of cash available for discretionary expenditures since the company has certain non-discretionary obligations such as debt repayments or capital lease obligations that are not deducted from the measure; and

•	other companies, including companies in the company’s industry, may calculate free cash flow differently, which reduces its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA and free cash flow should be considered together with other financial information presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable measures calculated in accordance with GAAP is set forth below under the heading “Reconciliation of Non-GAAP Financial Measures”.

In addition, the company will be presenting certain guidance regarding future operating results, including forward-looking non-GAAP measures, on today’s call and webcast. Reconciliations of these forward-looking non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP, to the extent available without unreasonable efforts, will be posted on the company’s investor relations section of its website, located at investors.blueapron.com under “Events and Presentations”.

Use of Key Customer Metrics

This press release includes various key customer metrics that we use to evaluate our business and operations, measure our performance, identify trends affecting our business, project our future performance, and make strategic decisions. You should read these metrics in conjunction with our financial statements. We define and determine our key customer metrics as follows:

Orders

We define Orders as the number of paid orders by our Customers across our meal, wine and market products sold on our e-commerce platforms in any reporting period, inclusive of orders that may have eventually been refunded or credited to customers.

Customers

We determine our number of Customers by counting the total number of individual customers who have paid for at least one Order from Blue Apron across our meal, wine or market products sold on our e-commerce platforms in a given reporting period.

Average Order Value

We define Average Order Value as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Orders in that period.

Orders per Customer

We define Orders per Customer as the number of Orders in a given reporting period divided by the number of Customers in that period.

Average Revenue per Customer

We define Average Revenue per Customer as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Customers in that period.

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$99,114	$95,615
Accounts receivable	341	494
Inventories, net	33,036	33,634
Prepaid expenses and other current assets	7,773	11,116
Other receivables	931	1,143
Total current assets	141,195	142,002
Restricted cash	1,693	1,692
Property and equipment, net	202,326	209,515
Other noncurrent assets	3,682	1,690
TOTAL ASSETS	$348,896	$354,899
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$22,357	$22,573
Accrued expenses and other current liabilities	31,234	32,594
Deferred revenue	10,305	12,372
Total current liabilities	63,896	67,539
Long-term debt	82,693	82,603
Facility financing obligation	71,696	71,696
Other noncurrent liabilities	13,167	13,759
TOTAL LIABILITIES	231,452	235,597
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	117,444	119,302
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$348,896	$354,899

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Statement of Operations

(In thousands, except share and per-share data)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net revenue	$141,890	$196,690
Operating expenses:
Cost of goods sold, excluding depreciation and amortization	82,704	129,332
Marketing	14,234	39,329
Product, technology, general, and administrative	39,148	49,488
Depreciation and amortization	8,604	8,404
Other operating expense	230	—
Total operating expenses	144,920	226,553
Income (loss) from operations	(3,030)	(29,863)
Interest income (expense), net	(2,232)	(1,777)
Income (loss) before income taxes	(5,262)	(31,640)
Benefit (provision) for income taxes	(13)	(25)
Net income (loss)	$(5,275)	$(31,665)

Net income (loss) per share – basic	$(0.03)	$(0.17)
Net income (loss) per share – diluted	$(0.03)	$(0.17)
Weighted average shares outstanding – basic	194,698,505	191,494,036
Weighted average shares outstanding – diluted	194,698,505	191,494,036

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(5,275)	$(31,665)
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Depreciation and amortization of property and equipment	8,604	8,404
Loss (gain) on disposal of property and equipment	110	514
Changes in reserves and allowances	(671)	(581)
Share-based compensation	2,835	4,215
Non-cash interest expense	125	645
Changes in operating assets and liabilities	(590)	(1,992)
Net cash from (used in) operating activities	5,138	(20,460)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in restricted cash	(1)	125
Purchases of property and equipment	(1,734)	(5,077)
Proceeds from sale of property and equipment	67	430
Net cash from (used in) investing activities	(1,668)	(4,522)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of debt issuance costs	(7)	—
Proceeds from exercise of stock options	102	46
Principal payments on capital lease obligations	(66)	(61)
Net cash from (used in) financing activities	29	(15)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,499	(24,997)
CASH AND CASH EQUIVALENTS — Beginning of period	95,615	228,514
CASH AND CASH EQUIVALENTS — End of period	$99,114	$203,517

BLUE APRON HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Reconciliation of net income (loss) to adjusted EBITDA
Net income (loss)	$(5,275)	$(23,706)	$(31,665)
Share-based compensation	2,835	2,765	4,215
Depreciation and amortization	8,604	8,829	8,404
Other operating expense	230	2,170	—
Interest (income) expense, net	2,232	2,115	1,777
Provision (benefit) for income taxes	13	22	25
Adjusted EBITDA	$8,639	$(7,805)	$(17,244)

		Three Months Ended
		March 31,
		2019	2018
Reconciliation of net cash from (used in) operating activities to free cash flow
Net cash from (used in) operating activities		$5,138	$(20,460)
Purchases of property and equipment		(1,734)	(5,077)
Free cash flow		$3,404	$(25,537)